First Industrial Realty Trust Forms New Joint Venture
With California State Teachers Retirement System (CalSTRS)
To Acquire $1 Billion Portfolio
FirstCal Industrial 2 Is The Second Joint Venture Between First Industrial And CalSTRS
CHICAGO, September 14, 2005 — First Industrial Realty Trust, Inc. (NYSE: FR), the nation’s largest provider of diversified industrial real estate, today announced that it has formed a new joint venture, FirstCal Industrial 2, LLC (FirstCal Industrial 2), with the California State Teachers Retirement System (CalSTRS), the second-largest public pension fund in the United States. CB Richard Ellis Investors is the advisor to CalSTRS on the Venture.
Subsequent to the formation of the new joint venture, FirstCal Industrial 2 signed an agreement to purchase a $1.01 billion institutional-quality portfolio of industrial real estate assets. The closing is expected to occur within the next 30 days.
“Our new joint venture with CalSTRS gives us a fantastic opportunity to co-invest in a high-quality portfolio that is ideally suited to First Industrial,” said Mike Brennan, CEO of First Industrial. “Given our strengths of acquiring, leasing, managing, and selling industrial real estate across multiple markets and product types, we are uniquely qualified to purchase and enhance the value of the portfolio with our joint venture partner.”
The portfolio consists of approximately 216 properties, 14.4 million square feet of space and 77 acres of land across eight major industrial markets (the “Portfolio”). Approximately two-thirds of the Portfolio is in Atlanta, Minneapolis and Nashville and approximately one-third is in Cincinnati, Cleveland, Columbus, Orlando and Raleigh. Property types include R&D/flex (47%), light industrial (36%), bulk warehouse (11%) and regional warehouse (6%). Occupancy is approximately 85% and most of the properties are located in business parks. The opportunity to acquire this portfolio arose when Duke Realty, an owner of office, retail and industrial buildings, decided to significantly reduce its holdings of light industrial real estate and refocus on other product types.
As value is created through incremental leasing and repositioning of the properties, FirstCal Industrial 2 intends to harvest individual properties and select portfolios according to specific asset management plans. Potential future buyers of these properties include institutional investors, customers/users, private investors, and 1031 exchange and tenant-in-common (TIC) investors.

“Approximately one year ago, First Industrial established a goal of creating a core JV once we identified the right portfolio,” said Mike Havala, CFO of First Industrial. “We are delighted to be forming our second joint venture this year with CalSTRS to achieve this objective. We share a common investment and value creation philosophy and together we bring a powerful combination of capital strength and operational capabilities to the industrial real estate market.”
FirstCal Industrial 2 will be funded with approximately $1 billion of capital that is expected to be 25% equity and 75% debt. First Industrial and CalSTRS anticipate contributing $26 million and $234 million in equity, respectively, representing a 10% and 90% equity interest. Debt financing will be provided through subscription financing, which significantly reduces the cost of debt.
As the FirstCal Industrial 2 venture manager, First Industrial will receive fees for various services. In addition, First Industrial has the opportunity to earn performance-based incentives when assets are sold and returns exceed certain thresholds.
“Our national operating platform, capital recycling business model, and experience in forming joint ventures made First Industrial the ideal candidate to co-invest in this portfolio with CalSTRS,” said Johannson Yap, First Industrial’s chief investment officer. “This is an institutional-quality portfolio and the majority of the properties are situated in business parks within major industrial markets.”
Financial Outlook
In 2006, the new FirstCal Industrial 2 joint venture is expected to contribute to First Industrial’s funds from operations (FFO) in the range of $0.15-$0.20 per share. This FFO range is comprised of $0.08-$0.13 per share from net income available to common stockholders, plus real estate depreciation/amortization of approximately $0.09 per share, less accumulated depreciation/amortization on real estate sold of approximately $0.02 per share.
First Industrial is hosting an Investor Day on September 28, 2005 and plans to update 2005 guidance and initiate 2006 guidance at that time.
September 15, 2005 Conference Call to Discuss New FirstCal Industrial 2 Joint Venture
First Industrial Realty Trust will host a conference call to discuss this announcement at 10:30 a.m. Central time, 11:30 a.m. Eastern time, on Thursday, September 15, 2005. The call-in number is (800) 865-4460 and the passcode is “First Industrial”. The conference call will also be webcast live on First Industrial’s web site, http://www.firstindustrial.com, under the “Investor Relations” tab. A replay will also be available on the web site.
Investor Day Reminder: September 28, 2005
First Industrial will be hosting an Investor Day on Wednesday, September 28, 2005. President and CEO Michael W. Brennan and the management team will discuss investment and operating strategies, market conditions, and the future outlook.

Following morning presentations and a question and answer period, First Industrial will conduct a property tour of its Northern New Jersey portfolio.
For more information, please contact Sean O’Neill, SVP — Investor Relations and Corporate Communications at 312-344-4401 or Art Harmon, Senior Manager — Investor Relations and Corporate Communications at 312-344-4320.
First Industrial Realty Trust, Inc., the nation’s largest provider of diversified industrial real estate, serves every aspect of Corporate America’s industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.
CalSTRS is the nation’s second-largest public pension fund in the United States with $132 billion of assets. CalSTRS provides retirement, disability and survivor benefits to California’s public school teachers from kindergarten through community college, serving more than 755,000 members and their families.
This press release contains forward-looking information about the Company. A number of factors could cause the Company’s actual results to differ materially from those anticipated, including changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rate levels, competition, supply and demand for industrial properties in the Company’s current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. In addition, there can be no assurance that FirstCal Industrial 2 will complete its purchase of the Portfolio or that the FirstCal Industrial 2 joint venture will be profitable to the Company. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
Sean P. O’Neill, SVP, Investor Relations and Corporate Communications, +1-312-344-4401, or Art Harmon, Sr. Manager, Investor Relations and Corporate Communications, +1-312-344-4320, both of First Industrial Realty Trust, Inc.